Exhibit 3.1
                THE COMMONWEALTH OF MASSACHUSETTS

                     MICHAEL JOSEPH CONNOLLY
                       Secretary of State
        ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

              RESTATED ARTICLES OF ORGANIZATION   Federal Identification
           General Laws, Chapter 156B, Section 72 No. 04-2068530

We,        Arthur L. Goldstein                    President
           Robert B. Luick                        Clerk of

           Ionics, Incorporated
_____________________________________________________________
                      (Name of Corporation)

located at: 65 Grove Street, Watertown, Massachusetts  02172
           __________________________________________________

do hereby certify that the following restatement of the articles or organization of the corporation was duly adopted at a meeting held on February 27, 1986, by unanimous vote of the Board of Directors.
1.  The name by which the corporation shall be known is: -
    Ionics, Incorporated

2. The purpose for which the corporation is formed are as follows:-

    To engage on its own behalf or for others in research, study, appraisal, development and other activities relating to the creation design, fabrication, construction, formulation, operation, use and control of processes, compounds, formulas, chemicals, pharmaceutical instruments, apparatus, machines and facilities used or useful in ion exchange chemistry, chemical, physical, medical, biochemical, bio-physical, electrical or pharmaceutical activities of other individuals or of industrial, medical, educational, governmental, or other plants, laboratories, institutions, authorities, installations or establishments;
                 (continued on attached sheets)
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate
8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.






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Ionics, Incorporated

Item 2, page 1, continued - Page 1

To engage on its own behalf or for others in the business of creating, designing, manufacturing, producing, constructing, operating, using, testing, buying, exporting, importing, selling, leasing, distributing, trading and dealing in and with chemical, pharmaceutical, electro-chemical, physical, electrophysical, mechanical, electro-mechanical, and other products, compounds, pharmaceuticals, apparatus, instruments, machines, equipment, supplies and materials of all kinds for industrial, medical, educational, governmental or other customers or users, and without in any manner limiting the generality of the foregoing;

To acquire by purchase, lease or otherwise and to construct, hold, improve, operate, lease, mortgage and sell lands, manufacturing plants, laboratories, workrooms, shops, salesrooms, warehouses, offices, stores and any other structures in any part of the United States or elsewhere, and to acquire by purchase or otherwise, hold, pledge, sell, otherwise dispose of and deal in and with all kinds of personal property of every nature and description incidental to the purposes of the corporation;

To acquire all or part of the capital stock, property and assets of any person, firm, corporation or association carrying on any business similar or incidental to or capable of being carried on in connection with any business which this corporation is authorized to carry on and to assume all the liabilities of such corporation, person, firm or association, and to take over and proceed to conduct or liquidate any business or property so acquired;

To purchase, acquire and hold for investment or otherwise use, sell, assign, transfer or otherwise dispose of and to guarantee any shares of stock, bonds, securities or other obligations of any other corporation, association or agency of this or any other state, territory or country and to aid in any manner any such corporation or association or agency of this or any other state, territory or country and to aid in any manner any such corporation or association of which shares of stock, bonds or other obligations are held or in any manner guaranteed by this corporation, and to do any other act or thing permitted by law for the preservation, protection, improvement or enhancement of the value of such shares of stock, bonds, securities or other obligations, and, while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon;

To acquire by purchase or otherwise, and to hold, sell, transfer, reissue or cancel the shares of its own capital stock or any



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Ionics, Incorporated

Item 2, page 1, continued - Page 2

securities or obligation of the corporation in any manner and to the extent now or hereafter permitted to corporations organized under the laws of the Commonwealth of Massachusetts; provided, that the corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause an impairment of the capital of the corporation, and provided further, that the shares of its own capital stock while owned by the corporation shall not be voted upon directly or indirectly;

To own, acquire, make, buy, assign or sell inventions, patents, copyrights, and patent or copyright applications, rights, privileges, improvements, and formulas, trade secrets, trademarks, and licenses, and to acquire or grant rights, privileges and licenses in or to the same;

To borrow money and from time to time to make and issue promissory notes, bills of exchange, bonds, debentures and obligations and evidences of indebtedness of all kinds when and as the same may be convenient for the accomplishment of the purposes of the corporation or any of them; and if deemed advisable to secure the same by mortgage or deed of trust or pledge of any or all of the property or franchises of the corporation;

To carry on its business in any state or territory of the United States or in any foreign country or place where the same, in the discretion of the Board of Directors, seem capable of being conveniently carried on in connection with any activity of this corporation or calculated directly or indirectly to enhance the value of the corporation's property or rights to the extent permitted or authorized under the laws of such state, territory or country, and to do any and all things which the corporation is empowered to do, or any part thereof, as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others, and generally to attain and further any of the purposes herein set forth; to make, guarantee (so far as may be permitted to corporations organized under the business corporation laws of the Commonwealth of Massachusetts) and perform any contracts of any kind and description, and to do any and all other acts and things and exercise any and all other powers which a copartnership or natural person could do and exercise and which a corporation organized under the business corporation laws of the Commonwealth of Massachusetts is not now or hereafter prohibited from performing, doing or exercising;





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Ionics, Incorporated

Item 2, page 1, continued - Page 3

To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals and either as principals, or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes or powers or any of them.

These clauses shall be construed as both purposes and powers, and the foregoing numeration of specific powers shall not be deemed to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the Commonwealth of Massachusetts upon corporations organized under the provisions of its General Laws.



































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3.  The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:


                   WITHOUT PAR VALUE               WITH PAR VALUE

CLASS OF STOCK     NUMBER OF SHARES    NUMBER OF SHARES       PAR VALUE

Preferred

Common                                 6,000,000              $1 per share


*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:




*5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:





*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

   -- In addition to the Stockholders, the Board of Directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provisions thereof, which by law, the Articles of Organization or the By-Laws requires action by the Stockholders.
   -- This Corporation may be a partner in any business enterprise which this Corporation would have power to conduct by itself.










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   *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles.........
                   None
 ........................................................................
(*If there are no such provisions, state "None".)



                Briefly describe amendments in space below:














IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 16th day of April in the year 1986.

     /s/Arthur L. Goldstein                      President

     /s/Robert B. Luick                          Clerk
























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[STAMP]  1986 APR 18


                     THE COMMONWEALTH OF MASSACHUSETTS

                     RESTATED ARTICLES OF ORGANIZATION

                 (General Laws, Chapter 156B, Section 74)



             I hereby approve the within articles of organization
            and the filing fee in the amount of $150.00 having
          been paid, said articles are deemed to have been filed
                   with me this 16th day of April, 1986.


                          /s/Michael J. Connolly
                          MICHAEL JOSEPH CONNOLLY
                            Secretary of State













         TO BE FILLED IN BY CORPORATION

         PHOTOCOPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT



     TO:    Robert B. Luick, Esquire
         ___________________________________________________
            SULLIVAN & WORCESTER
         ___________________________________________________
            One Post Office Square
         ___________________________________________________
         Telephone:  (617)338-2801
         ___________________________________________________

                                            Copy Mailed




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